UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

LA CORTEZ ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Calle 67 #7-35 Oficina 409, Bogota, Colombia	N/A
(Address of principal executive offices)	(Zip code)

(941)-870-5433
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On October 14, 2009, our1 wholly owned subsidiary, La Cortez Energy Colombia, Inc. (“La Cortez Colombia”) entered into a joint operating agreement (the “JOA”) with Petroleos del Norte S.A. (“Petronorte”), a subsidiary of Petrolatina Plc. (AIM: PELE). The JOA was signed pursuant to an initial memorandum of understanding between La Cortez Colombia and Petronorte dated December 22, 20082 (the “MOU”).  The JOA entitles us (through La Cortez Colombia) to a 50% net working interest in the Putumayo 4 block located in the south of Colombia (the “Putumayo 4 Block”) subject to approval by the Agencia Nacional de Hidrocarburos (“ANH”), Colombia’s hydrocarbon regulatory agency.

Petronorte was the successful bidder on the Putumayo 4 Block in the Colombia Mini Round 2008 conducted by the ANH, Colombia’s hydrocarbon regulatory agency, and signed an exploration and production contract (the “E&P Contract”) with the ANH on February 23, 2009.

The Putumayo 4 Block covers an extension of 51,333 hectares located in the Putumayo Basin in southern Colombia and has over 1,000 Km of pre-existing 2D seismic through which we and Petronorte have identified promising leads.

According to the JOA, which is effective retroactively to February 23, 2009, we are entitled to a fifty percent (50%) net participation interest in the Putumayo 4 Block and in the E&P Contract.  These percentages are calculated after royalties and after an additional production participation of 1% payable to the ANH. Under the MOU (as previously disclosed) and the JOA, we will be responsible for fifty percent (50%) of the costs incurred under the E&P Contract, entitling us to fifty percent (50%) of the revenues originated from the Putumayo 4 Block, net of royalty and production participation to the ANH, except that we will be responsible for paying two-thirds (2/3) of the costs of the first 103 kilometers of 2D seismic to be performed in the Putumayo 4 Block, in accordance with the Phase 1 minimum exploration program under the E&P Contract. If an exploration well   drilled in a prospect in the Putumayo 4 Block proves productive, Petronorte will reimburse us for its share of these seismic costs paid by us (one-sixth (1/6)) with their revenues from production.  The JOA also governs other legal, technical and operational rights and obligations of the parties with respect to development of the Putumayo 4 Block.

We and Petronorte have agreed to invest, on a 50/50 basis, US $1.6 million in additional seismic work in the Putumayo 4 Block.

We expect to have satisfactorily complied with all ANH legal, financial and technical requirements for being a partner in an E&P contract shortly.  At that time, we will ask Petronote to submit a request to the ANH to have our 50% interest in the E&P Contract officially assigned to us.  Provided we have paid our share of all costs incurred to the date of our request, Petronorte will submit our assignment request to the ANH and assist us in obtaining this assignment through reasonable means.

1 Unless the context indicates otherwise, all references in this current report on Form 8-K to “we,” “us” and “our” refer to La Cortez Energy, Inc. and its subsidiaries.

2 As more fully discussed in our current report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Dated: October 16, 2009	By:	/s/ Andres Gutierrez
	Name:	Andres Gutierrez
	Title:	President and Chief Executive Officer